Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Meritage Homes Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees of Debt Securities (3)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Common Stock	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depository Shares	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Stock Purchase Contracts	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Stock Purchase Units	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid		—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”)).

2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee required in connection with this registration statement and will pay such fees on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

3)	The guarantees of debt securities will be issued by one or more registrants identified in the “Table of Co-Registrants” of the registration statement.